                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Actof 1934 (Amendment No.)

Check the appropriate box:
/ / Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(dX2))
/X/ Definitive Information Statement

                                    PSA, Inc.
              -----------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14c-$(g) and
    0-11

    (1) Title of each class of securities to which transaction applies;

    ----------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies;

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filling fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-I l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of Its filing.

     (1) Amount Previously Paid:
     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
     ---------------------------------------------------------------------------

     (3) Filing Party:
     ---------------------------------------------------------------------------

     (4) Date Filed;
     ---------------------------------------------------------------------------

                                    PSA, INC.
                          880 APOLLO STREET, SUITE 329
                              EL SEGUNDO, CA 90245



                          NOTICE OF PROPOSED ACTION BY
                         WRITTEN CONSENT OF SHAREHOLDERS

                                 July 13, 2001



        To The Shareholders of PSA, Inc.

         David E. Walsh and the Walsh Family Trust (collectively, the "Majority Shareholders") are the holders of a total of 25,903,150 shares or approximately 68% of the issued and outstanding stock of PSA, Inc., a Nevada corporation (the "Company'). The Majority Shareholders intend to adopt the following resolution of the Board of Directors by written consent in lieu of a special meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

         To facilitate the Company's application to list its stock on the American Stock Exchange, ("AMEX"), restore a stable trading share price, and improve the Company's ability to consummate pending acquisitions and to raise additional capital, authorize a reverse spilt of the outstanding common stock of the Company so that, after the effective date of the reverse split, there will be one (1) share of common stock outstanding for every twenty (20) shares of common stock outstanding prior to the effective date of the reverse stock split.

         The Company will file the Certificate of Reverse Stock Split with the Secretary of State of Nevada reflecting the reverse stock split to be effective 20 calendar days after the mailing of this Information Statement or as soon thereafter as practicable.







                               /s/ Robert E. Root
                            Robert E. Root, Secretary





                 WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                    PSA, INC.
                          880 APOLLO STREET, SUITE 329
                              EL SEGUNDO, CA 90245


                                 July 13, 2001


               PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

         On or before July ___, 2001, the Majority Shareholders will submit their written consents to approve and adopt the Board of Directors resolution described in this Information Statement. As of July 9, 2001, the Majority Shareholders will hold, of record, 25,903,150 shares of the Company's common stock, par value $0.001 per share, or approximately 68% of the issued and outstanding common stock of the Company. Several hundred other shareholders hold the remaining outstanding shares of common stock.

         The Majority Shareholders consist of David E. Walsh, President and Chairman of the Board of Directors of the Company and the Walsh Family Trust. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

          The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolution described in this Information Statement. Nevada law does not require that the proposed action be approved by a majority of the disinterested shareholders or provide for the rights of appraisal. Holders of the common stock of record as of July 9, 2001 ("Record Date") are entitled to submit their consent to the Board of Directors resolution described in this Information Statement, although no shareholder consents are required or requested to be submitted, other than that of the Majority Shareholders, in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents will not affect their rights as shareholders regarding the proposed shareholder action by written consent that approves the resolution of the Board of Directors being adopted. Other shareholders, who desire to submit their consents must do so by July ___, 2001, in writing to the Company's corporate office, attention:
Secretary of the Corporation, and once submitted will be irrevocable. A total of 38,241,997 outstanding shares of common stock, as of the Record Date will be entitled to vote on the Company's proposed action described in this Information Statement.

                                   THE COMPANY

           The Company has its executive offices at 880 Apollo Street, Suite 329, El Segundo, California, 90245 and its contact numbers are: telephone (310) 640-3044; facsimile (310) 640-3080 and e-mail LOVEPSA@AOL.COM.

               PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

         As described in the accompanying NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS, the Company proposes to implement a one (1) for twenty
(20) reverse split of the outstanding shares of the Company's common stock. After the reverse split of the common stock is effective, there will be a total of 1,912,100 shares of common stock issued and outstanding, of which 1,295,157 shares will be owned by the Majority Shareholders, as compared to 38,241,997 shares of common stock currently issued and outstanding, of which 25,903,150 shares are presently owned by the Majority Shareholders. There are no preferred shares of the Company's stock currently authorized, issued or outstanding. Fractional shares resulting from the reverse split will be redeemed in cash.

         The Board of Directors of the Company has voted unanimously to approve and adopt the reverse split of its issued and outstanding common stock. The Board of Directors has determined that the reverse split of the issued and outstanding common stock will facilitate the Company's application to list its stock on AMEX, restore a stable trading share price and improve the Company's ability to consummate pending acquisitions and to raise additional capital. The Board of Directors has determined that the reverse split is in the best interests of the Company and is equitable to all shareholders.

General Information

         The Company's Common Stock is quoted and traded on the Nasdaq Over The Counter Bulletin Board, under the trading symbol "PSAX." The Company has submitted an application to be listed on the AMEX. Stock values in the securities market and general economic conditions in the U.S. have gradually declined during the past 16 months, which has resulted in a significant reduction in the trading price per share of the Company's stock. This decline in the market price of our stock has an effect on our ability to meet the AMEX listing standards, consummate pending acquisitions and raise additional capital. The Company's Board of Directors has considered the resultant impact that these factors have had on the Company and has determined that, among other strategies to be implemented, a reverse split of its common stock is in the best interest of the Company to achieve its business objectives.

Purpose of Proposed Reverse Split

         The Company believes that the reverse split will improve and stabilize the trading price range of the Common Stock so that it may be able to achieve its business objectives. The Company also believes that a higher share price, which should result from the reverse split, will help generate renewed interest among investors. Furthermore, the Company believes that the reverse split will provide it with a broader market for its Common Stock and facilitate the use of its Common Stock in acquisitions and financing transactions.

Potential Effects of the Reverse Split

The effect of the reverse split upon the trading price of the Company's stock cannot be predicted, and the history of similar reverse split combinations for companies in like circumstances is varied. Consequently, there can be no assurance that the trading price per share after the reverse split will rise in equal proportion to the reduction in the number of pre-split shares. The trading share price of the Company's stock is also based our ability to execute our business plan, maintain financial viability and attract additional capital, as well as other factors, such as the equities market and general economic conditions. Shareholders should recognize that when the reverse split is effectuated, they will own a fewer number of shares than they presently own. Furthermore, the reduced number of shares outstanding could adversely affect the liquidity in the market of the Company's stock after the reverse split. Consequently, there can be no assurance that the reverse split will achieve the anticipated results outlined in this Information Statement.

         The reverse split will affect all shareholders uniformly and will not affect any shareholder's percentage of ownership in the Company or proportionate voting power, except to the extent that fractional shares will be redeemed in cash. Also, certain shareholders, post-split, may own "odd lots" (i.e. a number of shares of our common stock not divisible by 100). Shareholders owning "odd lots" may experience difficulty selling their shares in the open market.

         The reverse split will not result in the realization of taxable income or loss to the Company or its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The proposed action will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the proposed action will not affect the revenues, expenses or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $10,000. The book value per share and earnings or loss per share of the Company will be affected to the extent that there will be less shares of the Company's common stock issued and outstanding after the reverse stock split. Pursuant to the effective date of the reverse split, the par value of the Common Stock will remain $.001 per share and the stated capital on our balance sheet attributable to the Common Stock will be reduced to 1/20 of its present amount.

         The Company and the Majority Shareholders need not comply with any federal or state regulatory requirements in connection with consummating the proposed actions, other than filing this Information Statement with the SEC and recording the Certificate of Reverse Stock Split with the Nevada Secretary of State.

Manner of Effecting the Reverse Split and Exchange Stock Certificates

         The reverse split will become effective on the date of filing (the "Effective Date") of the Certificate of Reverse Stock Split with the Secretary of the State of Nevada, unless the Company notifies its shareholders otherwise as soon as practicable after the filing date. On or shortly after the Effective Date, the Company, through its transfer agent - U.S. Stock Transfer Corp, Glendale, California - will send a letter of transmittal to each shareholder of record, as of the Record Date, with instructions for the surrender and reissuance of stock certificates. Upon proper completion and execution of the letter of transmittal and return thereof, together with the outstanding certificates, the shareholder will receive a certificate representing the number of the post-split shares into which his pre-split shares have been reissued as a result of the reverse split, along with a check for the redemption of fractional shares, if any. Shareholders should not submit any certificates until requested to do so. No new stock certificate will be issued until such shareholder has surrendered his outstanding stock certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding stock certificate representing the pre-split Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the post-split shares in the appropriately reduced number.

                                   MANAGEMENT

         The following table lists the name and ages of the executive officers and directors of the Company. The directors will continue to serve until the next annual shareholders meeting or until successors are elected and qualified. All officers serve at the discretion of the Board of Directors. As of June 30, 2001, the officers and directors of the Company were:

    NAME                       AGE     POSITION
    ----                       ---     --------
    David E. Walsh             51      Chairman of the Board of Directors, CEO,
                                       President and Chief Financial Officer
    Robert E. Root             61      Executive Vice President and Secretary
    Manju Seeram               26      Controller and Assistant Secretary
    Ravi R. Rao                47      C.E.O. of PSAZZ Travel, Inc.
    Sanya Vuletic              32      V.P. of Marketing of PSAZZ Travel, Inc.
    John D. Williams           76      Director, Chairman of the Executive Committee
    John J. Fitzpatrick        53      Director, Chairman of the Audit Committee
    Eric Carlson               49      Director, Chairman of the Compensation Committee

DAVID E. WALSH. Mr. Walsh's experience in the investing banking industry extends over a twenty year period. After serving an apprenticeship with a subsidiary of the Continental Illinois Bank of Chicago, Mr. Walsh became Vice President and later Executive Vice President of Hospital Mortgage Corporation, a publicly held corporation specializing in health care finance. In 1975, Mr. Walsh became President of Great Northern Financial that which arranged and funded Government credit enhanced financing for major projects including GNMA backed securities and tax-exempt bond issues. From 1983 to 1992, Mr. Walsh operated Walsh Holding Company, a diversified real estate development, construction and financing organization. In 1993, he was affiliated with Merrill Lynch in their Institutional Client Services Group. Since 1994, Mr. Walsh had devoted his full time and efforts to the formation of the Company and its subsidiaries. Mr. Walsh is an active Commissioned Officer in the United States Naval Reserve. He received a Ph.B. degree from Northwestern University, Evanston, Illinois.

ROBERT E. ROOT. Executive Vice President and Secretary of the Company from 2001 to present. From 1997 to 2000, Mr. Root has served as a Director, Corporate Secretary and Executive Vice President of the Company. From 1995 to 1997, Mr. Root was employed as Director of Planning and Investor Relations with PSAZZ Air, Inc. Prior to joining the Company, he was an aviation and business consultant. Between 1979 and 1982, Mr. Root served as a Vice President of Contract Services with Pacific States Airline Services, Inc. From 1968 to 1979, he held positions as Director of Operations and Director of Properties and Facilities for the original PSA, Inc. He served on active duty with the U.S. Air Force and attended Sacramento State University.

MANJU SEERAM. From 2000 to the present, Ms. Seeram has served as Controller and Assistant Secretary of the Company. From 1997 through the present, Ms. Seeram has been employed by the Company as Executive Assistant to the President. Prior to joining the Company, Ms. Seeram was a student at West Los Angeles College from which she graduated in 1997.

RAVI R. RAO. From 2000 to present, Mr. Rao has served as C.E.O. of PSAZZ Travel, Inc. From 1996 to 2000, Mr. Rao has served as President and C.E.O. of Jet Vacations, Inc., which he acquired from Air France. Ravi Rao has a total of 26 years in the travel and transportation industry. Mr. Rao's vast airline and industry experience includes positions with Swissair, British Airways, UTA French Airlines and Air France in retail and wholesale travel, corporate and leisure travel, as well as in airfreight and logistics management functions. Also, Mr. Rao has keen travel technology insight and experience from having presided over a company that designed and implemented an advanced leisure travel enterprise management system called Contour. Mr. Rao received undergraduate degrees in Geography, Business Administration and a Masters Degree in International Business Administration.

SANYA VULETIC. From 2000 to present, Ms. Vuletic has served as Vice President of Marketing of PSAZZ Travel, Inc. From 1994 to 2000, Ms. Vuletic worked with Royal International Tours, Inc. as Director of Sales and Marketing. Ms. Vuletic attended the University for Economic Studies in Dubrovnik, Croatia. From 1985 to 1989, Ms. Vuletic resided in Paris, France, where she studied the French language at the Sorbonne University. In 1989 Ms. Vuletic graduated from Hortensia, a private College for the Applied Arts. Ms. Vuletic has a strong background in the travel industry with experience in operation, product development and marketing.

JOHN D. WILLIAMS. Mr. Williams is a licensed architect, a member of the American Institute of Architects, and a graduate of the University of Southern California. He has been a practicing architect for over thirty-five years. Mr. Williams was a joint venture partner in the redesign of the Los Angeles International Airport Tom Bradley Terminal, and in the remodeling of the MGM Grand facility at the Imperial Terminal.

JOHN J. FITZPATRICK. Mr. Fitzpatrick has been employed as Vice President of Business Development and Government Sales by Dupont Flooring Systems, a division of Dupont, Inc. and its predecessor companies since 1992. From 1982 to 1992, he was employed by Karastan Bigelow, a division of Fieldcrest Cannon, Inc. as manager of government sales and national accounts. Mr. Fitzpatrick is a retired Captain in the United States Naval Reserve. His last duty assignment was to serve as Deputy Reserve Intelligence Area Commander for Manpower Management in Washington, D.C. He serves as Chairman of the Company's Executive Committee. Mr. Fitzpatrick received a B.S. from the University of Dayton and an M.B.A. from St. Johns University.

ERIC CARLSON. Mr. Carlson has served as both a Board Member and Corporate Officer for a number of corporations over the last 16 years. He has an extensive background in business operations and management. Mr. Carlson's background includes serving in the United States Navy. He received a Bachelors degree in finance, with an emphasis in accounting, management and economics. In addition, Mr. Carlson currently holds a number of professional licenses in the area of investment and finance.

DIRECTOR COMMITTEES
         Executive Committee:       John D. Williams and John J. Fitzpatrick
         Audit Committee:           John J. Fitzpatrick, John D. Williams and Eric Carlson
         Compensation Committee:    Eric Carlson and John J. Fitzpatrick

         Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omission not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and (iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty. Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth as of June 30, 2001, the security ownership of each director and officer of the Company, and the directors and officers of the Company as a group, including common stock in this regard, only common stock is currently issued and outstanding and the Company is not aware of any outstanding stock options, warrants, preferred stock, or other securities or convertible securities, except for the warrants issued to May Davis Group as described under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                  Number of Shares  Number of Shares  Percentage of
         Name                       Before Split      After Split     Outstanding (2)
                                    ------------      ------------    ---------------
         David E. Walsh               9,153,604         457,680            23.9%
         Robert E. Root                    -0-              -0-              -0-
         Manju Seeram                      -0-              -0-              -0-
         Ravi Rao                        60,648           3,032               *
         Sanya Vuletic                    1,000              50               *
         John D. Williams                  -0-              -0-              -0-
         John J. FitzPatrick               -0-              -0-              -0-
         Eric Carlson                      -0-              -0-              -0-
           As a group(8) persons:     9,215,252         460,762            24.1%
                * Less Than 1 %

         (1) See "MANAGEMENT" for a description of the positions with the Company held by the persons listed in this table.

         (2) The Company currently has 38,241,997 shares of common stock issued and outstanding.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the names and addresses of all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company, as well as the number of shares owned by each Majority Shareholder.

                                          Number of Shares   Number of Shares  Percentage of
         Name                                Before Split       After Split     Outstanding
         ----                                ------------       -----------     -----------
         Walsh Family Trust                   16,749,546          837,477          43.8 %
         880 Apollo Street., Suite 329
         El Segundo, CA 90245


         David E. Walsh                        9,153,604          457,680          23.9 %
         880 Apollo Street, Suite 329
         El Segundo, CA 90245

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On March 13, 1998, PSA entered into a stock exchange agreement and plan of reorganization, whereby the Company acquired PSA, Inc. a California corporation, which it subsequently merged into the Company. Control of the corporation shifted to the Walsh Family Trust, David E. Walsh, Trustee, and the Company changed its name to the Company's current name. David E. Walsh and other individuals replaced the existing officers and directors. This transaction resulted in the issuance to the Walsh Family Trust of 23,738,657 shares of PSA's common stock which, after issuance, was to have equaled 81.58% of the outstanding common stock at the time of the reorganization. The Walsh Family Trust owned 97% of the common stock of the acquired California entity prior to the acquisition by the Company.

          On March 20, 1998 the Board of Directors (with Mr. Walsh abstaining) authorized an amendment to the Articles of Incorporation of PSA to increase the authorized number of shares of common stock from 30,000,000 shares to 75,000,000 shares with a $0.001 par value per share.

          On May 20, 1998, the Board of Directors approved the issuance of 2,730,000 shares of unrestricted common stock to David E. Walsh in consideration for his management services to PSA during 1997. On June 15, 1998, the Board of Directors approved 4,000,000 shares of restricted common stock to be issued to Mr. Walsh for past services from May 1994 through May 1998, excluding calendar year 1997.

          On June 29, 1998, the Board of Directors approved the final acquisition of PSAS and the issuance of 500,000 shares of restricted common stock to Frankie Hawkins and 250,000 shares of restricted common stock to Amy Saxton in exchange for 100% of the issued and outstanding common stock of PSAS.

          On September 8, 1998, the Board of Directors authorized and a vote of the majority shareholders approved a one for fifty (1:50) reverse split of the 43,082,984 shares of issued and outstanding common stock as of September 1, 1998 to be effective upon the filing date, September 16, 1998, which resulted in issued and outstanding common stock totaling of 861,660 shares.

          On March 10, 1999, as consideration for executing a settlement and mutual release agreement, the Board of Directors (with Mr. Walsh abstaining) approved the issuance of 5,300,000 shares of common stock (pre-dividend) to the Walsh Family Trust to correct inequities created by undisclosed liabilities and undisclosed stock transactions implemented by former management and/or their agents before the March 13, 1998 acquisition. The stock was also issued in consideration for subsequent unauthorized stock transactions by this former management, that were not disclosed to current management, and in consideration for the Walsh Family Trust not rescinding the business combination between the California entity and the Company.

          On March 12, 1999, the Board of Directors (with Mr. Walsh abstaining) and a vote of the majority shareholders approved declared a stock dividend and approved for issuance to each of the shareholders of the common stock who was a shareholder of record on May 14, 1999, as a stock dividend, two shares of restricted common stock for each outstanding share of the common stock owned by each shareholder.

          On March 15, 1999, the Board of Directors (with Mr. Walsh abstaining) approved the issuance of 1,545,000 shares of unrestricted common stock (pre-dividend) to David E. Walsh as consideration for compensation for his management services to the Company for past services from June 1998 through May 1999.

          On September 15, 1999, the Board of Directors (with Mr. Walsh abstaining) approved the issuance of 5,733,130 shares of restricted common stock of which 5,700,000 shares were to be issued to David Walsh pursuant to a five-year employment agreement.

          On March 14, 2000, the Board of Directors (with Mr. Williams, abstaining) approved the sale of all the shares of PSAS to John D. Williams, a director of the Company.

          On March 14, 2000, the Board of Directors approved the issuance of 78,370 shares of restricted common stock and payment of $350,000 to Richard Sondheim in exchange for all the shares of Royal International Tours, Inc.

         On November 30, 2000 the Board of Directors approved the issuance of 42,593 shares of restricted common stock to Ravi Rao and Ramy El Batrawi in exchange for all the shares of Jet Vacations, Inc.

         On January 30, 2001 the Company consummated a Placement Agreement with May Davis Group for a $50 million equity line. Warrants to issue 2.5 million shares of the Company's common stock at $3.30 per share were granted to May Davis Group as compensation. The shares of Company common stock to be issued in exchange for the $50 million equity will be at a price per share equal to 91% of the average of the (3) lowest bid prices during the ten (10) business days prior to the date of each transaction contemplated in the Equity Line Investment Agreement.

           INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

The following portions of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 30, 2000 are incorporated herein by reference: "Item
1. Description of Business," "Item 2. Description of Property, " "Item 5. Market Information for Common Equity and Related Shareholder Matters," and "Item 7. Financial Statements." The following portions of the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2001 are also incorporated herein by reference: "Part I. Item 1: Financial Statements" and "Part I. Item 2:
Management's Discussion and Analysis of Financial Condition and Results of Operations." Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Information Statement except as so modified or superseded.

            The Company is required to file certain reports with the SEC. For additional information, please refer to:

         o Our Annual Report on Form 10-KSB for the year ended December 31, 2000; and
         o Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, September 30, 2000 and June 30, 2000.

         You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the SEC. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the Internet at www.sec.gov. Copies of the Company's financial statements are available upon written request to: Robert E. Root, Secretary, PSA, Inc. 880 Apollo Street, Suite 329, El Segundo, CA 90245.

       INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO THE PROPOSED ACTION

         No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or a nominee for election as a director of the Company, or an associate of the foregoing persons has any substantial interest, direct or indirect, in the reverse split of the Company's shares which differs from that of other shareholders of the Company. No director of the Company opposes the proposed action of impementing a reverse split of the Company's shares.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter, other than those described in this Information Statement, to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO ROBERT E. ROOT, SECRETARY OF THE COMPANY, AT PSA, INC., 880 APOLLO STREET, SUITE 329, EL SEGUNDO, CA 90245, A COPY OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS AS REPORTED ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.